UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2020

SPRAGUE RESOURCES LP
(Exact name of registrant as specified in its charter)

Delaware	001-36137	45-2637964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 International Drive
Portsmouth, NH 03801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (800) 225-1560
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SRLP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 21, 2020, Paul Scoff, Vice President and General Counsel, established a pre-arranged trading plan (the “10b5-1 Plan”) for the sale of the common units of Sprague Resources LP (the “Partnership”). Sales under Paul Scoff’s 10b5-1 plan may take place periodically from September 21, 2020 through February 28, 2021. Common units may be sold under the 10b5-1 plan on the open market at prevailing market prices and subject to price and volume constraints specified in the plan.  Sales under the 10b5-1 Plan will be administered through an independent broker. The plan accords with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and with the Partnership’s policies regarding unit transactions by directors, executive officers and other employees.  Transactions under the 10b5-1 Plan will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.  The Partnership does not undertake to report Rule 10b5-1 plans that may be adopted in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT                        DESCRIPTION
104                            Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRAGUE RESOURCES LP

By:	Sprague Resources GP LLC, its General Partner

By:	/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance Officer & Secretary

Dated: August 26, 2020